Exhibit 99.2

                    CERTIFICATION BY CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of DynCorp (the "Company") on Form 10-K/A, Amendment #2 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick C. FitzPatrick, as Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

               (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2) the information  contained in the Report fairly presents,  in
          all  material  respects,   the  financial  condition  and  results  of
          operations for the dates and periods covered by the Report.

     This certificate is being made for the exclusive purpose of compliance by the Chief Financial Officer of the Company with the requirements of Section 906 pf the Sarbanes-Oxley Act of 2002 and may not be disclosed, distributed or used by any person of for any reason other than as specifically required by law.


Date:  November 1, 2002                            /S/ Patrick C. FitzPatrick
-----------------------                            --------------------------
                                                   Patrick C. FitzPatrick
                                                   Senior Vice President and
                                                   Chief Financial Officer
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